Exhibit 10.1.4.7

AMENDMENT TO THE
CONSOLIDATED EDISON
RETIREMENT PLAN

Amending the Retirement Plan to
Accelerate Vesting for Participants in the Consolidated Edison, Inc.
Voluntary Separation Plan for Information Technology Employees
Effective August 1, 2019

Exhibit 10.1.4.7

Whereas, pursuant to Article X, Amendment, Merger, and Termination, Section 10.01, Amendment of the Plan, the Board of Directors and the Board of Trustees have the authority to amend in whole or in part any or all of the provisions of the Consolidated Edison Retirement Plan (the “Retirement Plan”); and
Whereas, on July 18, 2019, the Board of Directors and Board of Trustees resolved amending the Retirement Plan, effective August 1, 2019, to provide that any participants in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees who are not otherwise fully vested in their Pension Allowance, will become fully vested as of their resignation date; and

Whereas, pursuant to the July 18, 2019 resolutions, the Vice President - Human Resources (an "Authorized Officer") is authorized to execute the specified amendments to the Retirement Plan in such form as the Authorized Officer may approve, her execution to be evidence conclusively of her approval thereof.

Now, therefore, the Retirement Plan is amended as set forth below:

Exhibit 10.1.4.7

Amendment Number 1
The Title Page to the Retirement Plan is amended by adding at the end of the Amendment List the following:

Amended, effective as of August 1, 2019, to Take Into Account Changes Approved by the Boards for Those Eligible Employees Who Elected to Participate in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees.

Amendment Number 2
The Introduction is amended, to add at the end of that Section:

Effective as of August 1, 2019, the Retirement Plan was amended to provide that participants in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees who were not otherwise fully vested in their Pension Allowance, will become fully vested as of the effective date of their resignation.

Amendment Number 3
Article III, Vesting, Section 3.01(a), Special Vesting Rules, a new subsection 3.1(a)(2)(v):

(v)
Each eligible CECONY Participant and O&R Participant who voluntarily elects to resign their employment and participate in the Consolidated Edison, Inc. Voluntary Separation Plan for Information Technology Employees shall be 100% vested as of the effective date of his or her resignation (as determined under

Exhibit 10.1.4.7

the terms of the Consolidated Edison, Inc. Voluntary Separation Plan for
Information Technology Employees).

IN WITNESS WHEREOF, the undersigned has caused this
instrument to be executed on 27th day of November.

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan